Exhibit 10.3

PLEDGE AGREEMENT
among
PEABODY INVESTMENTS CORP.
and
CITIBANK N.A.,
as Administrative Agent
Dated as of September 24, 2013

TABLE OF CONTENTS
Page

SECTION 1.	DEFINED TERMS 1

1.1	Definitions 1

1.2	Other Definitional Provisions 3

SECTION 2.	GRANT OF SECURITY INTEREST 3

SECTION 3.	REPRESENTATIONS AND WARRANTIES 4

3.1	Representations in Credit Agreement 4

3.2	Title; No Other Liens 4

3.3	Valid, Perfected First Priority Liens 4

3.4	Name; Jurisdiction of Organization, Etc. 5

3.5	Pledged Stock 5

SECTION 4.	COVENANTS 5

4.1	Covenants in Credit Agreement 5

4.2	Delivery and Control of Pledged Stock 5

4.3	Maintenance of Perfected Security Interest 6

4.4	Pledged Stock 6

4.5	Voting and Other Rights with Respect to Pledged Stock 6

SECTION 5.	REMEDIAL PROVISIONS 7

5.1	Proceeds to be Turned Over To Agent 7

5.2	Application of Proceeds 7

5.3	Code and Other Remedies 8

5.4	Effect of Securities Laws 9

SECTION 6.	POWER OF ATTORNEY AND FURTHER ASSURANCES 9

6.1	Administrative Agent’s Appointment as Attorney-in-Fact, Etc. 9

6.2	Authorization of Financing Statements 11

SECTION 7.	ACKNOWLEDGEMENT OF GUARANTEE ABSOLUTE AND
UNCONDITIONAL    11

7.1	Acknowledgement 11

SECTION 8.	THE ADMINISTRATIVE AGENT 11

8.1	Authority of Agent 11

8.2	Duty of Agent 12

8.3	Exculpation of the Administrative Agent 13

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Page

8.4	No Individual Foreclosure, Etc 14

8.5	Qualified Counterparties 14

SECTION 9.	MISCELLANEOUS 15

9.1	Amendments in Writing 15

9.2	Notices 15

9.3	No Waiver by Course of Conduct; Cumulative Remedies 15

9.4	Enforcement Expenses; Indemnification 15

9.5	Successors and Assigns 16

9.6	Set-Off 16

9.7	Counterparts 16

9.8	Severability 16

9.9	Section Headings 17

9.10	Integration 17

9.11	GOVERNING LAW 17

9.12	Submission to Jurisdiction; Waivers 17

9.13	Acknowledgments 18

9.14	WAIVER OF JURY TRIAL 18

9.15	Release. 18

SCHEDULE 1    Description of Pledged Stock    1-1
SCHEDULE 2    Filings and Other Actions Required to Perfect Security Interests    2-1
SCHEDULE 3    Exact Legal Name, Location of Jurisdiction of Organization and
Chief Executive Office    3-1
SCHEDULE 4    Notice Address of Pledgors    4-1
EXHIBIT A    Form of Uncertificated Securities Control Agreement    A-1

ii

PLEDGE AGREEMENT, dated as of September 24, 2013, among Peabody Investments Corp., a Delaware corporation (the “Pledgor”), and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for (a) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among Peabody Energy Corporation, a Delaware corporation (the “Borrower”), the Lenders, Citibank N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties party thereto and (b) the other Secured Parties (as hereinafter defined). The Lenders, L/C Issuers, Swing Line Lender and Administrative Agent shall be referred to collectively herein as the “Credit Parties”.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Pledgor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to the Pledgor in connection with the operation of their businesses;
WHEREAS, the Borrower and the Pledgor are engaged in related businesses, and the Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under Article IV of the Credit Agreement that the Pledgor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS
1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Securities Account and Uncertificated Security.

(b)    The following terms shall have the following meanings:
“Additional Pledged Stock”: all Equity Interests in the Issuer acquired by the Pledgor after the date hereof.
“Agreement”: this Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral”: as set forth in Section 2.
“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 5.1.
“Controlling Parties” shall mean, prior to Payment In Full, the Required Lenders, and, thereafter, the Majority Holders.
“Credit Agreement”: as set forth in the preamble hereto.
“Discharge of the Secured Obligations”: (a) Payment in Full and (b) with respect to any Cash Management Obligations and Swap Obligations guaranteed under Section 2.1(a) of the Guaranty, (i) payment in full of such obligations (other than in respect of contingent obligations, indemnities and expenses related thereto that are not then payable or in existence), (ii) the entry by the Guarantors into an amendment, amendment and restatement or replacement of this Guaranty in connection with a refinancing or replacement of the Obligations that guarantees such Cash Management Obligations and Swap Obligations on substantially the same terms as the refinanced or replaced Obligations or in substantially the same manner as this Guaranty or (iii) the guarantee by the Borrower of such Cash Management Obligations and Swap Obligations or the provision by the Borrower of other credit support arrangements for the benefit of the Qualified Counterparties with respect to such obligations that is reasonably satisfactory to them (it is understood that the Administrative Agent may rely, without further inquiry, on a certificate of a Responsible Officer of the Borrower to establish that the requirements of this clause (b) have been satisfied).
“Initial Pledged Stock”: all Equity Interests in the Issuer owned by the Pledgor on the date hereof, including the Equity Interests listed on Schedule 1 hereto.
“Issuer”: Peabody IC Funding Corp., a Delaware corporation.
“Majority Holders”: as set forth in Section 8.1(b).
“Permitted Liens”: the Liens permitted under Section 7.01 of the Credit Agreement.
“Pledged Stock”: the Initial Pledged Stock and the Additional Pledged Stock.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions or payments with respect thereto.
“Qualified Counterparty”: any Person who is a counterparty to a Specified Cash Management Agreement or Secured Hedge Agreement.
“Secured Hedge Agreement”: any Swap Contract evidencing Swap Obligations.
“Secured Parties”: the Credit Parties and each Qualified Counterparty.
“Securities Act”: the Securities Act of 1933, as amended.
“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
1.2    Other Definitional Provisions
. (a) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Pledgor, shall refer to the Pledgor’s Collateral or the relevant part thereof.
(b)    The interpretative provisions of Section 1.02 of the Credit Agreement shall be incorporated herein mutatis mutandis.
(c)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY INTEREST
The Pledgor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(a)    all Pledged Stock;
(b)    all Collateral Accounts; and
(c)    to the extent not otherwise included all Proceeds, products, accessions, rents and profits of any and all of the foregoing.

SECTION 3. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, the Pledgor hereby represents and warrants to each Credit Parties that:
3.1    Representations in Credit Agreement. The representations and warranties set forth in Article V of the Credit Agreement as they relate to the Pledgor or to the Loan Documents to which the Pledgor is a party, each of which is hereby incorporated herein by reference mutatis mutandis, are true and correct, in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Credit Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 3.l, be deemed to be a reference to the Pledgor’s knowledge.
3.2    Title; No Other Liens. The Pledgor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of the Pledgor becoming bound (as a result of merger or otherwise) as Pledgor under a security agreement or pledge agreement entered into by another Person, except for non-consensual Liens arising by operation of law and pari passu or junior Permitted Liens under Sections 7.01(t) and 7.01(u) of the Credit Agreement. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
3.3    Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, securing the payment and performance of the Pledgor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 2 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral prior to all other Liens on the Collateral except for non-consensual Liens arising by operation of law and pari passu Permitted Liens under Sections 7.01(t) and 7.01(u) of the Credit Agreement. To the extent requested by the Administrative Agent, the Pledgor has taken all actions necessary, including without limitation those specified in Section 4.2 to establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities.
3.4    Name; Jurisdiction of Organization, Etc. As of the Closing Date, (a) the Pledgor’s exact legal name (as indicated on the public record of the Pledgor’s jurisdiction of formation or organization), jurisdiction of organization and the location of the Pledgor’s chief executive office or sole place of business are specified on Schedule 3; (b) the Pledgor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction; (c) except as otherwise indicated on Schedule 3, the jurisdiction of the Pledgor’s organization or formation is required to maintain a public record showing the Pledgor to have been organized or formed; (d) except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Pledgor under a security agreement entered into by another Person, which has not heretofore been terminated; and (e) unless otherwise stated on Schedule 3, the Pledgor is not a transmitting utility as defined in UCC § 9-102(a)(80).
3.5    Pledged Stock. (a) Schedule 1 hereto sets forth all of the Initial Pledged Stock owned by the Pledgor and such Pledged Stock constitutes 100% of the issued and outstanding Equity Interests of the Issuer.
(b)    All of the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
(b)    None of the Pledged Stock is credited to any Securities Account.
(c)    There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock.
SECTION 4. COVENANTS
The Pledgor covenants and agrees with the Credit Parties that, from and after the date of this Agreement until the Payment in Full:
4.1    Covenants in Credit Agreement. The Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Pledgor.
4.2    Delivery and Control of Pledged Stock. If any of the Collateral becomes evidenced or represented by any Certificated Security, such Certificated Security shall be promptly delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. If any of the Collateral becomes evidenced or represented by an Uncertificated Security, the Pledgor shall promptly cause the Issuer either (a) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (b) to agree in writing with the Pledgor and the Administrative Agent that the Issuer will, upon an Event of Default, comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of the Pledgor, such agreement to be in substantially the form of Exhibit A or in form and substance reasonably satisfactory to the Administrative Agent.
4.3    Maintenance of Perfected Security Interest. The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall take all reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever (subject to Liens permitted to exist on the Collateral under Section 3.3).
4.4    Pledged Stock. (a) If the Pledgor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the Pledged Stock of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations. Without the prior written consent of the Administrative Agent, the Pledgor will not enter into any material agreement or undertaking restricting the right or ability of the Pledgor or, in connection with an exercise of remedies hereunder, the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof or any interest therein (other than any intercreditor agreement which the Pledgor is required to execute, including any Junior Lien Intercreditor Agreement or Pari-Passu Intercreditor Agreement or security agreement contemplated thereby or any debt document in respect of Indebtedness permitted to be incurred under the Credit Agreement which such document permits the Lien of the Administrative Agent on the Pledged Stock).
4.5    Voting and Other Rights with Respect to Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Pledgor shall have received notice from the Administrative Agent, the Pledgor shall be permitted to receive all dividends and distributions paid in respect of the Pledged Stock, to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock. If an Event of Default shall occur and be continuing and the Pledgor shall have received notice from the Administrative Agent: (i) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Stock which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Administrative Agent shall have the right to transfer all or any portion of the Pledged Stock to its name or the name of its nominee or agent, (iii) the Administrative Agent shall have the right at any time, without notice to the Pledgor, to exchange any certificates or instruments representing any Pledged Stock for certificates or instruments of smaller or larger denominations and (iv) in order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and the Pledgor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein. The Pledgor hereby authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying, and (ii) if an Event of Default shall have occurred and be continuing and the Issuer shall have received notice from the Administrative Agent, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.
REMEDIAL PROVISIONS
5.1    Proceeds to be Turned Over To Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Pledgor consisting of cash, cash equivalents, checks and other near-cash items shall be held by the Pledgor in trust for the Secured Parties, segregated from other funds of the Pledgor, and shall, forthwith upon request by the Administrative Agent, be turned over to the Administrative Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.2.
5.2    Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may (and, if directed by the Required Lenders, shall), notwithstanding the provisions of Section 2.05(c), (d) and (e) and Section 2.06 of the Credit Agreement, apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.3) realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 5.1 of the Guaranty (all references in this Section 5.2 to Proceeds shall include proceeds of such guarantee), in payment of the Secured Obligations in accordance with and pursuant to Section 8.4 of the Credit Agreement. Any Proceeds not applied shall be held by the Administrative Agent as Collateral.
5.3    Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code of the United States, the Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Controlling Parties shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Pledgor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Pledgor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Administrative Agent shall have no obligation to marshal any of the Collateral.
(b)    The Administrative Agent shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable and documented attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied in accordance with Section 5.2. If the Administrative Agent sells any of the Collateral upon credit, the Pledgor will be credited only with payments actually made by the purchaser and received by the Administrative Agent. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Pledgor shall be credited with proceeds of the sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder.
5.4    Effect of Securities Laws. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.
5.5    Deficiency. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable and documented fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 6. POWER OF ATTORNEY AND FURTHER ASSURANCES
6.1    Administrative Agent’s Appointment as Attorney-in-Fact, Etc. (a) The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:
in the name of the Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;
(ii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Loan Documents and pay all or any part of the premiums therefor and the costs thereof;
(iii)    execute, in connection with any sale provided for in Section 5.3 or 5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iv)    (1) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (2) sign and endorse any assignments, verifications, notices and other documents in connection with any of the Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If the Pledgor fails to perform or comply with any of its agreements in this Agreement, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreements; provided, however, that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise this power without first making demand on the Pledgor and the Pledgor failing to promptly comply therewith.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by the Pledgor to the extent that they would be payable by the Borrower pursuant to Section 10.04(a) of the Credit Agreement.

(d)    The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.
6.2    Authorization of Financing Statements. The Pledgor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. The Pledgor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or such other description as the Administrative Agent, in its reasonable judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
SECTION 7. LIEN ABSOLUTE
7.1    Security Interest Absolute. All rights of the Administrative Agent and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of, and Pledgor hereby waives all rights, claims, and defenses that it might otherwise have (now or in the future) (other than related to payment and performance) with respect to, in each case: (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any renewal or extension of, or any increase in the amount of the Secured Obligations, any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment, supplement, modification or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document (other than this Agreement) or any Secured Hedge Agreement or Secured Cash Management Agreement, (c) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person against any Credit Party, (d) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement.
7.2    Continuing Rights. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Pledgor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, the Pledgor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, the Pledgor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, the Pledgor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Pledgor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against the Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
SECTION 8. THE ADMINISTRATIVE AGENT
8.1    Authority of Agent. (a) The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
(b)    The Administrative Agent has been appointed to act as the Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that the Administrative Agent shall, after Payment in Full, exercise, or refrain from exercising, any remedies provided for herein and otherwise act in accordance with the instructions of the holders of a majority (the “Majority Holders”) of the sum of (x) the aggregate settlement or termination amount (exclusive of expenses and similar payments but including any early termination payments then due) under all Secured Hedge Agreements and (y) all amounts payable under Secured Cash Management Agreements (exclusive of expenses and similar payments). For purposes of the foregoing sentence, the settlement or termination value for any hedge that has not been terminated or closed out at the time of the relevant determination shall be a termination, close-out unwind or equivalent value as calculated by the appropriate swap counterparties and reported to the Administrative Agent upon request or, if any such counterparty does not provide such calculation, such value as shall be determined by the Administrative Agent in its sole discretion; provided that any Secured Hedge Agreement with a termination or close-out amount that is a negative number shall be disregarded for purposes of determining the Majority Holders. The provisions of the Credit Agreement relating to the Administrative Agent, including without limitation, the provisions relating to resignation or removal of the Administrative Agent, subject to Section 8.3(e) hereof) and the powers and duties and immunities of the Administrative Agent, are incorporated herein by this reference and shall survive any termination of the Credit Agreement.
8.2    Duty of Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any other

Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to the Pledgor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from their own bad faith, gross negligence or willful misconduct.
8.3    Exculpation of the Administrative Agent. (a) The Administrative Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Security Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Secured Parties or by or on behalf of any Secured Party to the Administrative Agent or any Secured Party in connection with the Security Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Secured Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.
(b)    Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Administrative Agent under or in connection with any of the Security Documents except to the extent caused solely and proximately by the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have been instructed in respect thereof by the Controlling Parties and, upon such instruction, the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Pledgor and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Administrative

Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any of the Security Documents in accordance with the Credit Agreement or, in the limited circumstances specified in Section 8.1(b) hereof, the instructions of the Majority Holders.
(c)    Without limiting the indemnification provisions of the Credit Agreement, each of the Secured Parties not party to the Credit Agreement severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Security Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the Security Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and proximately from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished.
(d)    No direction given to the Administrative Agent by the Secured Parties which imposes, or purports to impose, upon the Administrative Agent any obligation not set forth in or arising under this Agreement or any Security Document accepted or entered into by the Administrative Agent shall be binding upon the Administrative Agent.
(e)    Prior to Payment in Full, the Administrative Agent may resign at any time in accordance with Section 9.06 of the Credit Agreement. After the Administrative Agent’s resignation in accordance with Section 9.06 of the Credit Agreement, the provisions of Section 8 hereof and of Section 9.06 of the Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent in accordance with Section 9.06 of the Credit Agreement, the retiring Administrative Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Administrative Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Administrative Agent in respect of the Collateral to the successor Administrative Agent. From and after Payment in Full, the Majority Holders shall be entitled to appoint the successor agent upon the resignation of the Administrative Agent.
8.4    No Individual Foreclosure, Etc. No Secured Party shall have any right individually to realize upon any of the Collateral except to the extent expressly contemplated by this Agreement or the other Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided under the Pledge Agreements, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Secured Party authorizes the Administrative Agent to credit bid all or any part of the Secured Obligations held by it.
8.5    Qualified Counterparties. No Qualified Counterparty that obtains the benefits of the Security Documents or any Collateral by virtue of the provisions of the Credit Agreement or of the Security Documents (other than as a Majority Holder pursuant to the provisions of Section 8.1(b)), shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualified Counterparty.
SECTION 9. MISCELLANEOUS
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. After the Payment in Full, the provisions of this Agreement may be waived, amended, supplemented or otherwise modified by a written instrument executed by the Pledgor and the Majority Holders.
9.2    Notices. All notices, requests and demands to or upon the Administrative Agent or the Pledgor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor at its notice address set forth on Schedule 4.
9.3    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced to any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    Enforcement Expenses; Indemnification. (a) The Pledgor agrees to pay or reimburse each Credit Party for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against the Pledgor under this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Pledgor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Credit Party and of counsel to the Administrative Agent to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.
(b)    The Pledgor agrees to pay, and to save the Credit Parties, harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04(b) of the Credit Agreement.
(c)    The agreements in this Section 9.4 shall survive Payment in Full.
9.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement, except as expressly contemplated by the Credit Agreement, without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.
9.6    Set-Off. The Pledgor hereby irrevocably authorizes each Credit Party at any time and from time to time pursuant to, and to the extent set forth in, Section 10.08 of the Credit Agreement, upon any amount becoming due and payable hereunder, without notice to the Pledgor, any such notice being expressly waived by the Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of the Pledgor, or any part thereof in such amounts as such Credit Party may elect, against and on account of the obligations and liabilities of the Pledgor to such Credit Party hereunder and claims of every nature and description of such Credit Party against the Pledgor, in any currency, arising hereunder, under the Credit Agreement or any other Loan Document, as such Credit Party may elect, whether or not such Credit Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Credit Party exercising any right of set-off shall notify the Pledgor promptly of any such set-off and the application made by such Credit Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Credit Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Credit Party may have.
9.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction with respect to the Pledgor shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof with respect to the Pledgor, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction with respect to such Pledgor. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10    Integration. This Agreement and the other Loan Documents represent the agreement of the Pledgor, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.
9.11    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.12    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that this waiver shall not limit the reimbursement and indemnification obligations of the Pledgor under Section 9.4(b).
9.13    Acknowledgments. The Pledgor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Credit Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgor, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.
9.14    WAIVER OF JURY TRIAL. THE PLEDGOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE SECURED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.15    Release. (a)  Upon a Discharge of the Secured Obligations, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Administrative Agent shall deliver to the Pledgor any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be Disposed of by the Pledgor in a transaction expressly permitted by the Credit Agreement, then, the Administrative Agent, at the request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral provided that the Pledgor shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the Pledgor and Collateral to be released, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.
(c)    Until Discharge of the Secured Obligations, the Pledgor acknowledges that it is not authorized to file any financing statement amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to the Pledgor’s rights under Section 9-509(d) of the UCC.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR:

PEABODY INVESTMENTS CORP.

By: /s/ James Tichenor
Name: James Tichenor
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:

CITIBANK, N.A.
as Administrative Agent

By: /s/ Justin Tichauer
Name: Justin Tichauer
Title: Vice President

Schedule 1
DESCRIPTION OF PLEDGED STOCK

Pledgor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9-305(a)(2)	Class of Stock	Stock Certificate No.	Percentage of Shares	No. of Shares
Peabody Investments Corp.	Peabody IC Funding Corp.	Delaware	N/A	No.1	100%	100

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Schedule 2
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings
Secretary of State of the State of Delaware
Actions with respect to Pledged Stock
Delivery of all share certificates of Pledged Stock to the Administrative Agent
Other Actions
Delivery of undated stock power

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Schedule 3
PLEDGOR’S EXACT LEGAL NAME, LOCATION OF JURISDICTION OF
ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Chief Executive Office

Peabody Investments Corp.	Delaware	701 Market Street St. Louis, MO 63101

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Schedule 4
NOTICE ADDRESS OF THE PLEDGOR

Peabody Investments Corporation
701 Market St.
St. Louis, MO 63101
Attn:
Kenneth L. Wagner
Fax:        (314) 342-3419
E-Mail:     kwagner@peabodyenergy.com

James A. Tichenor
Fax:        (314) 342-3419
E-Mail:    jtichenor@peabodyenergy.com
A-4

| NY

5929604.13||

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Exhibit A to
Pledge Agreement
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of _______ ___, ____, is made by and among _______________, a __________ corporation (the “Pledgor”), [NAME OF AGENT], as agent (in such capacity, the “Agent”) for the Secured Parties (as defined in the Pledge Agreement referred to below), and ____________, a ____________ corporation (the “Issuer”).
WHEREAS, the Pledgor has granted to the Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Pledgor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Pledge Agreement, dated as of ___________ __, ____ (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), among the Pledgor and the other persons party thereto as grantors in favor of the Agent.
WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Notice of Security Interest. The Pledgor, the Agent and the Issuer are entering into this Control Agreement to perfect the Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral and, upon request by the Agent if an Event of Default has occurred and is continuing, to register the Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Agent has control over the Collateral.
SECTION 2. Collateral. The Issuer hereby represents and warrants to, and agrees with the Pledgor and the Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [__________], (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is the State of [____________] or such other state of which the Issuer has notified the Agent and (iv) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof.
SECTION 3. Control. If an Event of Default has occurred and is continuing, the Issuer hereby agrees, upon written direction from the Agent and without further consent from the Pledgor, (a) to comply with all instructions and directions of any kind originated by the Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Agent and to pay over to the Agent all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Agent, not to comply with the instructions or directions of any kind originated by the Pledgor or any other person.
SECTION 4. Other Agreements. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
SECTION 5. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Agent that (i) the Discharge of the Secured Obligations has occurred, (ii) all of the Collateral has been released or (iii) the Pledged Securities cease to be Uncertificated Securities, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.
SECTION 7. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Pledgor’s and the Agent’s addresses as set forth in the Pledge Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
[Name of Issuer]
[Address of Issuer]
Attention:___________________
Telephone: (     )      -__________
Telecopy: (     )      -___________

SECTION 8. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
SECTION 9. Entire Agreement. This Control Agreement and the Pledge Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
SECTION 10. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts by one or more parties to this Control Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11. Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Pledgor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement, except as expressly contemplated by the Credit Agreement, without the prior written consent of the Agent and any such assignment, transfer or delegation without such consent shall be null and void.
SECTION 12. Severability. Any provision of this Control Agreement which is prohibited or unenforceable in any jurisdiction with respect to the Pledgor and Issuer shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof with respect to the Pledgor and Issuer, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13. Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 14. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County the Courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address referred to in Section 9.2 of the Pledge Agreement or the Issuer at the address referred to in Section 7 or at such other address of which the Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special,

exemplary, punitive or consequential damages; provided that this waiver shall not limit the reimbursement and indemnification obligations of the Pledgor under Section 9.4(b) of the Pledge Agreement.
SECTION 15. SECTION 15.    GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE AGENT AND WILL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.
[NAME OF PLEDGOR]
By:____________________________________
Name:
Title:

[NAME OF AGENT], as Agent
By:___________________________________
Name:
Title:

[NAME OF ISSUER]
By:__________________________________
Name:
Title: